EXHIBIT 99.1

athenahealth, Inc. Reports Third Quarter Fiscal Year 2013 Results

Q3 2013 Financial Results

•	43% Revenue Growth Over Third Quarter of 2012

•	Non-GAAP Adjusted Operating Income of $19.3 million

•	GAAP Net Income of $1.2 million or $0.03 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $11.2 million, or $0.29 Per Diluted Share
WATERTOWN, MA – October 17, 2013 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of cloud-based electronic health record (EHR), practice management, and care coordination services to medical groups and health systems, today announced financial and operational results for the third quarter of fiscal year 2013. We will conduct a conference call tomorrow October 18, 2013, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•	Total revenue for the three months ended September 30, 2013, was $151.5 million, compared to $105.9 million in the same period last year, an increase of 43%.

◦
Excluding the Epocrates revenue of $13.4 million and other revenue consisting of third-party tenant revenue of $3.8 million, core athenahealth revenue was $134.3 million, an increase of 27% over Q3 2012.

“This past quarter we added a record number of physicians onto our cloud-based services; we doubled the number of clients who partnered with us for population health management since acquiring Healthcare Data Services; and with the momentum of athenaCoordinator, we’re actually getting information to flow in health care,” said Jonathan Bush, athenahealth’s Chairman and Chief Executive Officer. “Over the years, we proved ourselves with athenaCollector, and as recognized by clients and by industry research firm, KLAS, we’re proving ourselves time and again with our other services. We have the most usable EHR in the industry, the highest rated patient portal, the most loved mobile app among caregivers, and most importantly a vision to build a national health information backbone to make health care work as it should. Our progress is unrelenting and we see the future of health care, enabled by a cloud-based platform, as one of openness, change, and innovation.”

•	For the three months ended September 30, 2013, Non-GAAP Adjusted Gross Margin was 61.9%, down from 62.7% in the same period last year, as we continue to invest in our service offerings.

•
For the three months ended September 30, 2013, Non-GAAP Adjusted Operating Income of $19.3 million, or 12.7% of total revenue, compared to Non-GAAP Adjusted Operating Income of $19.4 million, or 18.3% of total revenue, in the same period last year.

◦	Non-GAAP Adjusted Operating Income excludes $0.5 million of integration costs relating to the acquisition of Epocrates which closed on March 12, 2013.

•	For the three months ended September 30, 2013, GAAP Net Income was $1.2 million, or $0.03 per diluted share, compared to $6.2 million, or $0.17 per diluted share, in the same period last year.

•
For the three months ended September 30, 2013, Non-GAAP Adjusted Net Income was $11.2 million, or $0.29 per diluted share, compared to $11.2 million, or $0.30 per diluted share, in the same period last year.

•	As of September 30, 2013, we had cash and cash equivalents of $62.3 million and outstanding indebtedness of $242.5 million.
“We are headed into the home stretch of 2013 and remain on track to post another strong year of financial and operational performance,” said Tim Adams, athenahealth’s Chief Financial Officer. “We are thrilled with another record quarter of physicians added to our cloud-based services.”

Our fiscal year 2013 guidance communicated on May 2, 2013, is summarized in the following table:

For the Fiscal Year Ending December 31, 2013
Forward Looking Guidance
GAAP Total Revenue	$580 - $615 million
Non-GAAP Adjusted Gross Margin	63.0% - 64.0%
Non-GAAP Adjusted Operating Income	$68 - $80 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.05 - $1.15

We are not making any changes to the fiscal year 2013 guidance we communicated on May 2, 2013. As communicated during our Q2 2013 earnings call, additional insights into our fiscal year 2013 guidance remain as follows:

•	We expect GAAP Total Revenue to be close to the mid-point of the $580 million to $615 million guidance range.

•	We expect Non-GAAP Adjusted Gross Margin to be closer to the low end of the 63% to 64% guidance range.

•	We expect Non-GAAP Adjusted Operating Income to be closer to the low end of the $68 million to $80 million guidance range.

•	We expect Non-GAAP Adjusted Net Income per Diluted Share to be at or near the low end of the $1.05 to $1.15 guidance range.

•	Finally, we expect some modest improvement in our full year 2013 Non-GAAP tax provision and are estimating it to be approximately 41% to 42%.
Active physicians and providers on the network as of the third quarter of fiscal year 2013:

•	47,195 active medical providers using athenaCollector® at September 30, 2013, 33,764 of whom were physicians, compared to 38,145 providers and 27,013 physicians at September 30, 2012

•	15,483 active medical providers using athenaClinicals® at September 30, 2013, 11,401 of whom were physicians, compared to 10,062 providers and 7,340 physicians at September 30, 2012

•	23,024 active medical providers using athenaCommunicator® at September 30, 2013, 17,330 of whom were physicians, compared to 12,149 providers and 8,739 physicians at September 30, 2012
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at http://www.athenahealth.com.
Conference Call Information
To participate in athenahealth’s live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code No. 59924458, or visit the Investors section of our web site at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code No. 59924458. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination. athenahealth’s mission is to be caregivers’ most trusted service, helping them do well doing the right thing. For more information, please visit www.athenahealth.com or call 888-652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of our service offerings; statements regarding the potential expansion of our network; statements regarding changes in the health care industry, including an increased emphasis on cloud-based services for medical providers, and our positioning in regard to those changes; statements regarding the progress of integration of the Arsenal and Epocrates transactions; statements regarding the momentum of athenaCoordinator; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our fluctuating operating results; our variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to our ability to successfully integrate the services and offerings of Epocrates and realize the expected benefits; risks associated with our ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts; risks associated with our expectations regarding our ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Forward-looking statements may often be identified with words such as “we expect”, “we anticipate”, “upcoming” or similar indications of future expectations. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by us, please see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:
Dana Quattrochi
athenahealth (Investors)
(617) 402-1329
investorrelations@athenahealth.com

Holly Spring
athenahealth (Media)
(617) 402-1631
hspring@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$62,274	$154,988
Short-term investments	—	38,092
Current portion of restricted cash	—	1,357
Accounts receivable - net	97,417	61,916
Deferred tax assets - net	2,134	6,907
Prepaid expenses and other current assets	18,824	10,924
Total current assets	180,649	274,184

Property and equipment - net	203,638	54,035
Capitalized software costs - net	26,912	16,050
Purchased intangible assets - net	174,165	21,561
Goodwill	196,183	48,090
Deferred tax assets - net	—	11,759
Investments and other assets	6,670	2,773
Total assets	$788,217	$428,452

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$50,000	$—
Current portion of long-term debt	15,000	—
Accounts payable	11,302	1,733
Accrued compensation	40,364	36,393
Accrued expenses	25,134	19,683
Current portion of deferred revenue	33,623	8,209
Current portion of deferred rent	100	799
Total current liabilities	175,523	66,817
Deferred rent, net of current portion	1,294	2,854
Long-term debt, net of current portion	177,500	—
Deferred revenue, net of current portion	52,631	45,515
Long-term deferred tax liability - net	17,729	—
Other long-term liabilities	5,181	1,618
Total liabilities	429,858	116,804

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 38,422 shares issued and 37,144 shares outstanding at September 30, 2013; 37,572 shares issued and 36,294 shares outstanding at December 31, 2012	385	376
Additional paid-in capital	360,869	303,547
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(150)	(81)
Retained (accumulated deficit) earnings	(1,545)	9,006
Total stockholders’ equity	358,359	311,648
Total liabilities and stockholders’ equity	$788,217	$428,452

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Business services	$141,326	$102,256	$400,708	$295,915
Implementation and other	10,201	3,630	22,716	10,052
Total revenue	151,527	105,886	423,424	305,967
Expense:
Direct operating	63,245	41,866	175,820	121,678
Selling and marketing	37,584	25,603	111,541	76,720
Research and development	15,104	8,746	41,317	24,529
General and administrative	21,690	11,913	77,437	42,073
Depreciation and amortization	11,263	6,683	30,711	17,964
Total expense	148,886	94,811	436,826	282,964
Operating income (loss)	2,641	11,075	(13,402)	23,003
Other (expense) income:
Interest expense	(1,421)	(88)	(2,586)	(264)
Other income	30	176	147	498
Total other (expense) income	(1,391)	88	(2,439)	234
Income (loss) before income tax (provision) benefit	1,250	11,163	(15,841)	23,237
Income tax (provision) benefit	(80)	(4,953)	5,290	(10,445)
Net income (loss)	$1,170	$6,210	$(10,551)	$12,792
Net income (loss) per share – Basic	$0.03	$0.17	$(0.29)	$0.36
Net income (loss) per share – Diluted	$0.03	$0.17	$(0.29)	$0.35
Weighted average shares used in computing net income (loss) per share:
Basic	36,970	35,832	36,722	35,847
Diluted	38,343	37,212	36,722	37,038

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(10,551)	$12,792
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	43,674	20,341
Amortization of premium on investments	84	1,011
Provision for uncollectible accounts	771	188
Excess tax benefit from stock-based awards	—	(11,310)
Deferred income tax	(5,395)	(1,263)
Change in fair value of contingent considerations	76	(4,785)
Stock-based compensation expense	33,725	20,518
Other reconciling adjustments	232	(142)
Changes in operating assets and liabilities:
Accounts receivable	(13,128)	(4,462)
Prepaid expenses and other current assets	(4,322)	4,774
Other long-term assets	600	206
Accounts payable	7,401	1,625
Accrued expenses	1,004	1,639
Accrued compensation	1,949	3,373
Deferred revenue	2,342	2,364
Deferred rent	(2,259)	(689)
Net cash provided by operating activities	56,203	46,180
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(21,320)	(10,658)
Purchases of property and equipment	(21,405)	(19,126)
Proceeds from sales and maturities of investments	56,245	72,434
Purchases of investments	(2,000)	(62,689)
Payments on acquisitions, net of cash acquired	(410,161)	—
Decrease in restricted cash	1,357	4,151
Other investing activities	—	172
Net cash used in investing activities	(397,284)	(15,716)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	25,139	17,969
Taxes paid related to net share settlement of restricted stock awards	(11,093)	(3,686)
Excess tax benefit from stock-based awards	—	11,310
Payment of contingent consideration accrued at acquisition date	(525)	(1,550)
Debt issuance costs	(1,699)	—
Net settlement of acquired company’s board of directors equity shares	(5,806)	—
Proceeds from long-term debt	200,000	—
Proceeds from line of credit	155,000	—
Payments on line of credit	(105,000)	—
Payments on long-term debt	(7,500)	—
Net cash provided by financing activities	248,516	24,043
Effects of exchange rate changes on cash and cash equivalents	(149)	26
Net (decrease) increase in cash and cash equivalents	(92,714)	54,533
Cash and cash equivalents at beginning of period	154,988	57,781
Cash and cash equivalents at end of period	$62,274	$112,314

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Direct operating	$1,854	$1,619	$5,618	$4,072
Selling and marketing	3,058	1,718	9,209	5,405
Research and development	959	1,059	3,247	2,907
General and administrative	3,891	3,138	15,650	8,134
Total stock-based compensation expense	9,762	7,534	33,724	20,518
Amortization of capitalized stock-based compensation related to software development (1)	302	—	680	—
Total	$10,064	$7,534	$34,404	$20,518

(1)
In addition, for the three and nine months ended September 30, 2013, $0.8 million and $1.7 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs in the Condensed Consolidated Balance Sheet for which $0.3 million and $0.7 million, respectively, of amortization was included in the line item Depreciation and Amortization Expense in the Consolidated Statements of Income. The amount of stock-based compensation related to capitalized software development costs in prior periods was not significant.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amortization of purchased intangible assets allocated to:	2013	2012	2013	2012
Direct operating	$3,695	$753	$7,840	$2,259
Selling and marketing	2,421	—	4,842	—
Total amortization of purchased intangible assets	$6,116	$753	$12,682	$2,259

athenahealth, Inc.
CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS
(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of September 30, 2013, and December 31, 2012:

	September 30, 2013	December 31, 2012

Cash, cash equivalents	$62,274	$154,988
Short-term investments	—	38,092
Total	$62,274	$193,080

athenahealth, Inc.
REVENUE AND NON-GAAP ADJUSTED OPERATING INCOME (LOSS) BY BUSINESS
(Unaudited, in thousands)

Set forth below is a breakout of revenue and “Non-GAAP Adjusted Operating Income (Loss)” by business for the three and nine months ended September 30, 2013 and 2012:

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Business services:
athenahealth	$127,934	$102,256	$367,234	$295,915
Epocrates	13,392	—	33,474	—
Implementation and other:
athenahealth	6,336	3,630	16,622	10,052
Other	3,865	—	6,094	—
Total revenue	$151,527	$105,886	$423,424	$305,967

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Non-GAAP Adjusted Operating Income (Loss):
athenahealth	$19,609	$19,362	$39,805	$45,780
Epocrates	(1,708)	—	(2,690)	—
Other	1,374	—	2,729	—
Total Non-GAAP Adjusted Operating Income	19,275	19,362	39,844	45,780
Stock-based compensation expense	10,064	7,534	34,404	20,518
Integration and transaction costs	454	—	8,627	—
Gain on early termination of lease	—	—	(2,468)	—
Amortization of purchased intangible assets	6,116	753	12,682	2,259
Total operating income (loss)	2,641	11,075	(13,401)	23,003
Interest expense	(1,421)	(88)	(2,586)	(264)
Other income	30	176	147	498
Income (loss) before income tax (provision) benefit	1,250	11,163	(15,840)	23,237
Income tax (provision) benefit	(80)	(4,953)	5,290	(10,445)
Net income (loss)	$1,170	$6,210	$(10,550)	$12,792

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Total revenue	$151,527	$105,886	$423,424	$305,967
Direct operating expense	63,245	41,866	175,820	121,678
Total revenue less direct
operating expense	88,282	64,020	247,604	184,289
Add: Stock-based compensation
allocated to direct operating expense	1,854	1,619	5,618	4,072
Add: Amortization of purchased intangible assets
allocated to direct operating expense	3,695	753	7,840	2,259

Non-GAAP Adjusted Gross Profit	$93,831	$66,392	$261,062	$190,620

Non-GAAP Adjusted Gross Margin	61.9%	62.7%	61.7%	62.3%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of our “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Total Revenue	$151,527	$105,886	$423,424	$305,967

GAAP net income (loss)	1,170	6,210	(10,551)	12,792
Add: Provision for (benefit) from income taxes	80	4,953	(5,290)	10,445
Less: Total other expense (income)	1,391	(88)	2,439	(234)
Add: Stock-based compensation expense	9,762	7,534	33,724	20,518
Add: Depreciation and amortization	11,263	6,683	30,711	17,964
Add: Amortization of purchased intangible assets	6,116	753	12,682	2,259
Add: Integration and transaction costs	454	—	6,468	—
Add: Non-tax deductible transaction costs	—	—	2,159	—
Less: Gain on early termination of lease	—	—	(2,468)	—

Non-GAAP Adjusted EBITDA	$30,236	$26,045	$69,874	$63,744

Non-GAAP Adjusted EBITDA Margin	20.0%	24.6%	16.5%	20.8%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Total revenue	$151,527	$105,886	$423,424	$305,967

GAAP net income (loss)	1,170	6,210	(10,551)	12,792
Add: Provision for (benefit) from income taxes	80	4,953	(5,290)	10,445
Less: Total other expense (income)	1,391	(88)	2,439	(234)
Add: Stock-based compensation expense	9,762	7,534	33,724	20,518
Add: Amortization of capitalized stock-based compensation related to software development	302	—	680	—
Add: Amortization of purchased intangible assets	6,116	753	12,682	2,259
Add: Integration and transaction costs	454	—	6,468	—
Add: Non-tax deductible transaction costs	—	—	2,159	—
Less: Gain on early termination of lease	—	—	(2,468)	—

Non-GAAP Adjusted Operating Income	$19,275	$19,362	$39,843	$45,780

Non-GAAP Adjusted Operating Income Margin	12.7%	18.3%	9.4%	15.0%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP net income (loss)	$1,170	$6,210	$(10,551)	$12,792
Add: Stock-based compensation expense	9,762	7,534	33,724	20,518
Add: Amortization of capitalized stock-based compensation related to software development	302	—	680	—
Add: Amortization of purchased intangible assets	6,116	753	12,682	2,259
Add: Integration and transaction costs	454	—	6,468	—
Less: Gain on early termination of lease	—	—	(2,468)	—

Sub-total of tax deductible items	16,634	8,287	51,086	22,777

Less: Tax impact of tax deductible items (1)	(6,654)	(3,315)	(20,434)	(9,111)
Add: Non-tax deductible transaction costs	—	—	2,159	—

Non-GAAP Adjusted Net Income	$11,150	$11,182	$22,260	$26,458

Weighted average shares - diluted	38,343	37,212	36,722	37,038

Non-GAAP Adjusted Net Income per Diluted Share	$0.29	$0.30	$0.61	$0.71

(1)	Tax impact calculated using a statutory tax rate of 40%.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP net income (loss) per share - diluted	$0.03	$0.17	$(0.29)	$0.35
Add: Stock-based compensation expense	0.25	0.20	0.92	0.55
Add: Amortization of capitalized stock-based compensation related to software development	0.01	—	0.02	—
Add: Amortization of purchased intangible assets	0.16	0.02	0.35	0.06
Add: Integration and transaction costs	0.01	—	0.18	—
Less: Gain on early termination of lease	—	—	(0.07)	—

Sub-total of tax deductible items	0.43	0.22	1.39	0.61

Less: Tax impact of tax deductible items (1)	(0.17)	(0.09)	(0.56)	(0.25)
Add: Non-tax deductible transaction costs	—	—	0.06	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.29	$0.30	$0.61	$0.71

Weighted average shares - diluted	38,343	37,212	36,722	37,038

(1)	Tax impact calculated using a statutory tax rate of 40%.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, gain on early termination of lease and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

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Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charge is incurred.

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Integration costs — integration costs are the severance and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, these costs are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charge is incurred.

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Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, these costs are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charge is incurred.

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Gain on early termination of lease — gain on early termination of lease is a non-recurring gain related to the early termination of the Arsenal lease. Accordingly, this gain is not considered by management in making operating decisions, and management believes that this gain does not have a direct correlation to future business operations. Management does not believe such gain accurately reflects the performance of s ongoing operations for the period in which such gain is recorded.